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                                                                   Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Windrose Medical Properties Trust:

We consent to the use of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2005 and 2004, the related consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2005, the related financial statement schedule III as of December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                 /s/ KPMG LLP

Indianapolis, Indiana
June 16, 2006





          KPMG LLP, a U.S. limited liability partnership, is the U.S.
            member firm of KPMG International, a Swiss cooperative.